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May 5, 1999

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D. C. 20459

RE:  CHITTENDEN CORPORATION CURRENT REPORT ON FORM 8-K
     REGISTRATION NUMBER 0-7974

To Whom it May Concern:

Pursuant to 8-K filing requirements, under the Securities and Exchange Act of 1934, there is appended to this transmittal, an electronic file of the current report (on Form 8-K) of Chittenden Corporation, Two Burlington Square, Burlington, Vermont 05401.

If you have any questions concerning this report, please telephone the undersigned at (802) 660-1410.

Kindly acknowledge receipt of this letter by COMPUSERVE E-MAIL.

Very truly yours,

S/ F. SHELDON PRENTICE
   SECRETARY

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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                            _________________________

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):  May 5, 1999



                             CHITTENDEN CORPORATION
                            (Exact name of Registrant
                            as specified in charter)


Vermont                               0-7974                 03-0228404
(State or other jurisdiction        (Commission              (IRS Employer
of incorporation)                  File Number)             Identification No.)


Two Burlington Square, Burlington, Vermont                  05401
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:  (802) 660-1410

                                 Not Applicable
                         (Former name or former address,
                          if changed since last report)

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ITEM 5.  OTHER EVENTS

On May 4, 1999 the registrant announced that Charter One Financial, Inc.'s principal subsidiary, Charter One Bank, F.S.B. had signed a definitive agreement with Chittenden Corporation to purchase 14 Vermont National Bank offices along with approximately $400 million in deposits and $120 million in commercial loans. A copy of the press release dated May 4, 1999 is attached as an exhibit to this Form 8-K.

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                                INDEX TO EXHIBITS

EXHIBIT NUMBER                                           PAGE NUMBER

     (28) Additional Exhibits                                5

          Press Release related to announcement:
          Charter One Agrees to Acquire 14 Vermont
          National Bank Offices from Chittenden


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHITTENDEN CORPORATION
(Registrant)

BY:  /S/ F. Sheldon Prentice, Secretary